UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
       (e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12


                               KNBT Bancorp, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, schedule or registration statement no.:

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         (3) Filing party:

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         (4) Date filed:

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


KNBT Bancorp, Inc.
[GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                                                   90 Highland Avenue
                                                   Bethlehem, Pennsylvania 18017






                                  April 1, 2005

Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of KNBT Bancorp, Inc. The meeting will be held in the Franklin Room at the Holiday Inn Bethlehem located at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, May 5, 2005 at 9:00 a.m., Eastern Daylight Time.

         At the annual meeting, you will be asked to elect three (3) directors for a three-year term and ratify the appointment of Grant Thornton LLP as our independent auditors for the year ending December 31, 2005. Each of these matters is more fully described in the accompanying materials.

         It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. You may vote your shares by telephone or the Internet using the instructions on the enclosed proxy card (if these options are available to you) OR by marking, signing, and dating your proxy card today and returning it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person at the annual meeting, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of KNBT Bancorp, Inc. is sincerely appreciated.

                                           Very truly yours,

                                           /s/ Scott V. Fainor

                                           Scott V. Fainor
                                           President and Chief Executive Officer

                               KNBT BANCORP, INC.
                               90 Highland Avenue
                          Bethlehem, Pennsylvania 18017
                                 (610) 861-5000
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held on May 5, 2005
                              --------------------

         Our annual meeting of stockholders will be held in the Franklin Room at the Holiday Inn Bethlehem located at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, May 5, 2005 at 9:00 a.m., Eastern Daylight Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect three (3) directors for a three-year term, and until their successors are elected and qualified;

         (2) To ratify the appointment by the Audit Committee of the Board of Directors of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2005; and

         (3) To transact such other business as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

         Our stockholders of record as of the close of business on March 18, 2005, the voting record date, are entitled to notice of and to vote at the annual meeting and at any adjournment of the annual meeting.

                                           By Order of the Board of Directors

                                           /s/ Michele A. Linsky

                                           Michele A. Linsky
                                           Corporate Secretary

Bethlehem, Pennsylvania
April 1, 2005





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You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise of the proxy.

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



                                Table of Contents

                                                                                                            Page
                                                                                                            ----

About the Annual Meeting of Stockholders...........................................................           1
Information with Respect to Nominees for Director, Continuing Directors and
        Executive Officers.........................................................................           3
     Election of Directors.........................................................................           3
     Members of the Board of Directors Continuing in Office........................................           4
     Executive Officers Who Are Not Directors......................................................           5
     Committees and Meetings of the Board or Directors.............................................           6
     Directors Attendance at Annual Meetings.......................................................           7
     Selection of Nominees for the Board...........................................................           7
     Director Nominations..........................................................................           8
     Director Compensation.........................................................................           8
     Compensation Committee Interlocks and Insider Participation...................................           8
Management Compensation............................................................................           9
     Summary Compensation Table....................................................................           9
     Stock Options.................................................................................          10
     Employment Agreements.........................................................................          11
     Benefit Plans.................................................................................          12
     Indebtedness of Management and Related Party Transactions.....................................          13
Report of the Executive Compensation Committee.....................................................          14
Report of the Human Resources Committee of Keystone Nazareth Bank..................................          16
Performance Graph..................................................................................          17
Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management...................          18
     Section 16(a) Beneficial Ownership Reporting Compliance.......................................          20
Ratification of Appointment of Auditors............................................................          21
     Audit Fees....................................................................................          21
Report of the Audit Committee......................................................................          22
Stockholder Proposals, Nominations and Communications with the Board of Directors..................          23
Annual Reports.....................................................................................          23
Other Matters......................................................................................          24


                               KNBT BANCORP, INC.
                              --------------------

                                 PROXY STATEMENT
                              --------------------

         This Proxy Statement is furnished to holders of common stock of KNBT Bancorp, Inc., the parent holding company of Keystone Nazareth Bank & Trust Company. We are soliciting proxies on behalf of our Board of Directors to be used at the Annual Meeting of Stockholders to be held in the Franklin Room at the Holiday Inn Bethlehem located at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, May 5, 2005 at 9:00 a.m., Eastern Daylight Time, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 1, 2005.

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                    ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

What is the purpose of the Annual Meeting?

         At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and ratification of the appointment of our independent auditors. In addition, management will report on the performance of KNBT Bancorp and respond to questions from stockholders.

Who is entitled to vote?

         Only our stockholders of record as of the close of business on the record date for the meeting, March 18, 2005, are entitled to vote at the meeting. On the record date, we had 29,699,580 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

         After you have carefully read this proxy statement, if you are a stockholder of record, you may vote by attending the annual meeting and voting in person, as well as by appointing a proxy by telephone, via the Internet or by mail. Our telephone and Internet voting procedures are designed to authenticate stockholders. The telephone and Internet voting facilities will close at 3:00 A.M., Eastern Daylight Time, on May 4, 2005.

         o Voting by Telephone: You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

         o Voting via the Internet: You can vote via the Internet by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet voting is available 24 hours a day. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

         o Voting by Mail: If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

         Participants in our Recognition and Retention Plan and/or our Employee Stock Ownership Plan will receive additional voting instruction cards for the common stock owned through these plans. These voting instruction cards will serve as your voting instructions for the trustees of the plans, and the common stock will be voted as you instruct. The deadline for voting your shares pursuant to the Employee Stock Ownership Plan is 3:00 A.M., Eastern Daylight Time, on April 28, 2005. Please be sure to vote all proxy cards you receive.

         If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the annual meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting.

If my shares are held in "street" name by my broker, could my broker automatically vote my shares for me?

         Yes. Your broker may vote in his or her discretion on the election of directors and ratification of the appointment of the auditors if you do not furnish instructions.

Can I attend the meeting and vote my shares in person?

         Yes. All stockholders are invited to attend the annual meeting. Stockholders of record can vote in person at the annual meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Can I change my vote after I return my proxy card?

         Yes. If you have not voted through your broker or other nominee, there are four ways you can change your vote or revoke your proxy after you have sent in your proxy form.

         o First, you may send a written notice to our Corporate Secretary, Ms. Michele A. Linsky, KNBT Bancorp, Inc., 90 Highland Avenue, Bethlehem, Pennsylvania 18017, stating that you would like to revoke your proxy.

         o Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

         o Third, you may vote on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted).

         o        Fourth, you may attend the annual meeting and vote in person.
                  Any earlier proxies will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

         If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors' recommendations?

         The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of Grant Thornton LLP for the fiscal year ending December 31, 2005.

         If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card or vote by telephone or via the Internet without giving specific voting instructions, your shares will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

         The election of directors will be determined by a plurality of the votes cast at the annual meeting. The three nominees for director receiving the most "for" votes will be elected. The ratification of the appointment of our independent auditors and any other proposal will require the affirmative vote of a majority of the votes cast on the proposal. Under the Pennsylvania Business Corporation Law, abstentions or broker non-votes are not counted as votes cast and accordingly, will have no effect on the vote to ratify the appointment of our independent auditors.

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     INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, CONTINUING DIRECTORS
                             AND EXECUTIVE OFFICERS
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Election of Directors

         Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The directors are elected by our stockholders for staggered terms and until their successors are elected and qualified.

         At the annual meeting, you will be asked to elect one class of directors, consisting of three directors, for a three-year term expiring in 2008 and until their successors are elected and qualified. In accordance with our Bylaws, Directors Mountain, Scholl and Strain, whose terms expire at this annual meeting are retiring and, in addition, Director Mulholland is not standing for re-election. As a result, the Nominating and Corporate Governance Committee has nominated directors Fainor and Feather to the class of directors whose terms expire at the 2008 annual meeting in order to maintain the classes as nearly equal in number as possible. Messrs. Feather and Fainor have consented to the change in their respective terms. Absent the action being taken to present Messrs. Feather and Fainor as nominees for the class of directors whose terms expire at the 2008 annual meeting, Mr. Feather's term currently will expire at the 2006 annual meeting while Mr. Fainor's will expire at the 2007 annual meeting. No nominee for director is related to any other director or executive officer by blood, marriage or adoption. Stockholders are not permitted to use cumulative voting for the election of directors. Each nominee currently serves as a director of us and of Keystone Nazareth Bank & Trust Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

         The following tables present information concerning the nominees for director and each director whose term continues. Ages are reflected as of March 18, 2005. Where applicable, service as a director includes service as a director of Keystone Nazareth Bank & Trust Company.



                           Nominees for Director for a Three-Year Term Expiring in 2008



                                            Principal Occupation During the Past Five Years/Public           Director
           Name               Age                                Directorships                                 Since
-------------------          -----   ------------------------------------------------------------------      ---------

Scott V. Fainor                43    President and Chief Executive Officer of KNBT Bancorp and                 2003
                                     Keystone Nazareth Bank since October 2003. Prior thereto,
                                     President and Chief Executive Officer of First Colonial and
                                     Nazareth National Bank, Nazareth, Pennsylvania, from January
                                     2002 to October 2003; previously, Executive Vice President, First
                                     Union from January 2001 until January 2002 and President of the
                                     Lehigh Valley/Northeastern Pennsylvania region, First Union from
                                     1997 to December 2000.

Jeffrey P. Feather             62    Chairman of the Board of KNBT Bancorp and Keystone Nazareth               1979
                                     Bank. Chairman, SunGard Pentamation, Inc., an administrative software and processing services company, Bethlehem,
                                     Pennsylvania; previously, Chairman and Chief Executive
                                     Officer of SunGard Pentamation, Inc.

Charles J. Peischl             60    Attorney in the law firm Peters, Moritz, Peischl, Zulick & Landes,        2003
                                     LLP, Nazareth, Pennsylvania since 1973.


            The Board of Directors recommends that you vote FOR election of the nominees for director.


Members of the Board of Directors Continuing in Office

                           Directors Whose Term Expires in 2006



                                            Principal Occupation During the Past Five Years/Public           Director
           Name               Age                                Directorships                                 Since
-------------------          -----   ------------------------------------------------------------------      ---------
Michael J. Gausling            47    Managing Partner, Blue Star Partners, a private investment               2000
                                     company, Bethlehem, Pennsylvania since July 2004; previously,
                                     President and Chief Executive Officer, OraSure Technologies,
                                     Inc., a medical diagnostics company, since 2002; previously,
                                     President and Chief Operating Officer since September 2000;
                                     and prior thereto, Chairman, President and Chief Executive
                                     Officer of STC Technologies, Inc.

Donna D. Holton                59    President and Chief Operating Officer, Turn of the Century               2002
                                     Solution, Inc., Glenmore, Pennsylvania, an intellectual property company, and Turn of the Century Solution LLP.



                                       -4-




                                            Principal Occupation During the Past Five Years/Public           Director
           Name               Age                                Directorships                                 Since
-------------------          -----   ------------------------------------------------------------------      ---------

Richard Stevens, III           72    Retired.  Former Chairman of the Board of First Colonial and             2003
                                     Nazareth National Bank, Nazareth, Pennsylvania from January
                                     1999 to October 2003; computer consultant for rs3associates,
                                     Allentown, Pennsylvania; previously, Division Manager of
                                     Marketing for Computer Aid, Inc., Radnor, Pennsylvania.

Maria Zumas Thulin             51    Executive Vice President, Arcadia Development Corporation,               2003
                                     Bethlehem, Pennsylvania, a real estate development and
                                     management company, since 1989.


                           Directors Whose Term Expires in 2007


                                            Principal Occupation During the Past Five Years/Public           Director
           Name               Age                                Directorships                                 Since
-------------------          -----   ------------------------------------------------------------------      ---------

Christian F. Martin, IV        49    Chairman and Chief Executive Officer, C.F. Martin & Co., Inc.,            2003
                                     Nazareth, Pennsylvania, a guitar manufacturer.

R. Chadwick Paul, Jr.          51    Chief Executive Officer, Ben Franklin Technology Partners of              1984
                                     Northeastern Pennsylvania, Bethlehem, Pennsylvania, a
                                     technology based economic development company, since 2002;
                                     prior thereto, Vice President of Nextlink, Wyomissing,
                                     Pennsylvania from 1997 to 2000.

Kenneth R. Smith               65    Retired; former Executive Director of Regional Affairs, Lehigh            1999
                                     University; prior thereto, Vice President, Lehigh University;
                                     formerly Mayor of Bethlehem.

R. Charles Stehly              48    Director of Business Relations, Corporate Environments Group,             1988
                                     an office furniture company, Bethlehem, Pennsylvania since 1996.

Executive Officers Who Are Not Directors

         Set forth below is the information with respect to the principal occupations during the last five years for the nine executive officers of Keystone Nazareth Bank & Trust Company who do not also serve as directors. Mr. Sobol also serves as an officer of KNBT Bancorp. Ages are reflected as of March 18, 2005.


           Name               Age           Principal Occupation During the Past Five Years
-------------------          -----   ------------------------------------------------------------------

Eugene T. Sobol               60    Senior Executive Vice President, Chief Operating Officer, Chief Financial
                                    Officer and Treasurer of KNBT Bancorp and Keystone Nazareth Bank since
                                    November 2003.  Prior thereto, Senior Executive Vice President, Chief
                                    Operating Officer and Treasurer of KNBT Bancorp since May 2003 and
                                    Keystone Nazareth Bank (formerly, Keystone Savings Bank) since February
                                    2003; previously, Executive Vice President, Chief Financial Officer and
                                    Treasurer of Keystone Savings Bank from February 1998 to February 2003.

Sandra L. Bodnyk              53    Executive Vice President and Chief Credit Risk Officer for Keystone Nazareth
                                    Bank since May 2004; prior thereto, Senior Vice President, Group Manager,
                                    Business Banking, Wachovia Bank, N.A. for twenty-two years.



                                       -5-





           Name               Age           Principal Occupation During the Past Five Years
-------------------          -----  --------------------------------------------------------------------

Deborah R. Goldsmith          55    Senior Vice President, Administration and Strategic Planning of Keystone
                                    Nazareth Bank (formerly, Keystone Savings Bank) since 2001, prior thereto Vice
                                    President of Merchants National Bank, Bangor, Pennsylvania from June 2000 to July
                                    2001; previously, Senior Regional Manager, Summit Bank, Bethlehem, Pennsylvania.

David W. Hughes               57    Senior Vice President and Senior Trust Officer of Keystone Nazareth Bank
                                    since September 2004; previously, Senior Vice President, Marketing of
                                    Keystone Nazareth Bank since November 2003; prior thereto, Executive Vice
                                    President, Marketing and Branch Administration for Nazareth National Bank
                                    from April 2001 to October 2003; and Senior Team Leader, Patriot Bank,
                                    Pottstown, Pennsylvania, from September 1999 to April 2001.

David B. Kennedy              43    Senior Vice President, Corporate & Private Banking of Keystone Nazareth
                                    Bank since November 2003; prior thereto, Senior Vice President, Business
                                    Banking and Commercial Lending for Nazareth National Bank from September
                                    2001 to October 2003; previously, Senior Vice President and Sector Manager of
                                    Summit Bank, Princeton, New Jersey from 1999 to 2001.

Carl F. Kovacs                54    Senior Vice President and Chief Information Officer of Keystone Nazareth
                                    Bank since November 2003; prior thereto, Senior Vice President, Information
                                    Technology and General Operations for Nazareth National Bank from
                                    December 2002 to October 2003 and Senior Vice President of Strategic
                                    Planning and Internal Compliance from January 2002 to December 2002;
                                    previously, Site Manager, Aurum Technology Bank Service Bureau, Plano,
                                    Texas from 2001 to 2002; and Vice President, First Union Bank, Charlotte,
                                    North Carolina from 1997 to 2001.

Joseph F. McDonald            51    Senior Vice President and Comptroller of Keystone Nazareth Bank (formerly,
                                    Keystone Savings Bank) since November 2003; prior thereto, Comptroller of
                                    Keystone Savings Bank since April 2001; previously, Treasury Manager, City of Allentown, Allentown, Pennsylvania.

William L. Vitalos            40    Senior Vice President of Branch Administration for Keystone Nazareth Bank
                                    (formerly, Keystone Savings Bank) since January 2001; prior thereto, Vice
                                    President of Branch Operations of Keystone Savings Bank since January 1999.

Karen L. Whitehill            52    Senior Vice President, Retail and Mortgage Lending for Keystone Nazareth
                                    Bank (formerly, Keystone Savings Bank) since 2001; prior thereto, Senior Vice
                                    President, Lending Operations of Keystone Savings Bank since 1995.



Committees and Meetings of the Board of Directors

         During the fiscal year ended December 31, 2004, the Board of Directors of KNBT Bancorp met twelve times. No director of KNBT Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he/she has served as a director and the total number of meetings held by all committees of the Board on which he/she served during the periods that he/she served. A majority of our directors are independent directors as defined in the Nasdaq listing standards. The Board of Directors has determined that Messrs. Feather, Gausling, Martin, Paul, Peischl, Smith, Stehly and Stevens and Mesdames Holton and Thulin are independent directors. Messrs. Mountain, Mulholland, Scholl and Strain, who are not standing for re-election, were also determined to be independent directors.

         The Board of Directors of KNBT Bancorp has established an Audit Committee, Executive Committee, Nominating and Corporate Governance Committee and Executive Compensation Committee.

         Audit Committee. The Audit Committee reviews with management and the independent auditors the systems of internal control, reviews the annual financial statements, including the Form 10-K and monitors KNBT Bancorp's adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee is comprised of six directors, all of whom are independent directors as defined in the Nasdaq's listing standards. The current members of the Audit Committee are Directors Stehly, Stevens, Strain, Thulin, Mountain, and Gausling, who is Chairman. Mr. Feather is also a non-voting member of the Audit Committee. Mr. Michael J. Gausling, the former Chief Executive Officer of OraSure Technologies, Inc., a publicly-traded medical diagnostics company, has been designated as our Audit Committee financial expert by the Board of Directors. The Audit Committee of KNBT Bancorp met four times in 2004. The Audit Committee of KNBT Bancorp has adopted a charter which is reviewed annually and was attached as Appendix A to the proxy statement for the 2004 annual meeting of stockholders.

         Executive Committee. The Executive Committee is empowered to act in place of the full Board, with certain exceptions, between meetings of the full Board and acts as the primary contact between the Board and senior management. The committee's functions include, but are not limited to policy, interest rate risk, investment portfolio and peer data review, and strategic planning and initiatives. The Executive Committee serves as a pre-review forum for major projects, contracts and decisions, prior to presentation to the Board. The Executive Committee meets monthly, and additionally as needed and met 13 times in 2004. The current members of the Executive Committee are Messrs. Fainor, Gausling, Paul, Smith, Stevens and Feather, who is Chairman.

         Nominating and Corporate Governance Committee. KNBT Bancorp established a Nominating and Corporate Governance Committee in 2004. The current members of the Nominating and Corporate Governance Committee are Directors Paul, Gausling, Smith, Stevens and Feather who is Chairman, all of whom are independent directors as defined in the Nasdaq listing standards. The Nominating and Corporate Governance Committee met three times in 2004. The committee's charter was attached as Appendix B to the proxy statement for the 2004 annual meeting of stockholders.

         Executive Compensation Committee. It is the responsibility of the Executive Compensation Committee to recommend the compensation of the Chief Executive Officer and Chief Operating Officer/Chief Financial Officer for approval by KNBT Bancorp's full Board. The Executive Compensation Committee met four times in fiscal 2004. The current members of the Executive Compensation Committee are Messrs. Gausling, Paul, Smith, Stevens and Feather, who is Chairman, each of whom is an independent director as defined in the Nasdaq listing standards.

Directors Attendance at Annual Meetings

         Directors are expected to attend the annual meeting absent a valid reason for not doing so. We expect that each year a Board meeting will also be scheduled in conjunction with our annual meeting of stockholders, as is the case for this annual meeting. All of our directors attended the 2004 annual meeting of stockholders.

Selection of Nominees for the Board

         The Nominating and Corporate Governance Committee considers candidates for director suggested by its members and other directors of KNBT Bancorp, as well as management and stockholders. The Nominating and Corporate Governance Committee also may solicit prospective nominees identified by it. Nominees for election as director also may be obtained in connection with our acquisitions. We may retain qualified directors of acquired companies who have a proven record of performance and can assist us in expanding into new markets and areas. A stockholder who desires to recommend a prospective nominee for the board should notify our Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee also considers whether to nominate any person nominated pursuant to the provision of KNBT Bancorp's Bylaws relating to stockholder nominations, which is described under "Stockholder Proposals, Nominations and Communications with the Board" below. The Nominating and Corporate Governance Committee has the authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

Director Nominations

         In March 2004, the Nominating and Corporate Governance Committee adopted a written charter which was attached as Appendix B to our proxy statement for the 2004 annual meeting of stockholders. The Charter sets forth certain criteria the committee may consider when recommending individuals for nomination including: ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an "audit committee financial expert," as that term is defined by the rules of the SEC), local or community ties, minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors. In addition, our Bylaws provide that no person 75 years of age or older is eligible for nomination to the Board of Directors.

Director Compensation

         Our directors received a fee of $1,700 for each regularly scheduled monthly and special board meeting attended during 2004. In addition, Mr. Feather received an additional $600 for each regularly scheduled monthly and special board meeting for service as the Chairman of the Board. During 2004, committee members received a fee of $600 for each committee meeting attended, with the Chairman of each committee receiving an additional $200 per committee meeting attended. Directors currently do not receive additional fees for service as directors of KNBT Bancorp.

         We also maintain a deferred compensation program for the benefit of our directors, as well as our executive officers. Under the deferred compensation program, each director may defer any portion of his or her annual remuneration for serving as a director. Each director has the right, under the program, to direct the investment of his or her deferred fees.

Compensation Committee Interlocks and Insider Participation

         Determinations regarding compensation of KNBT Bancorp's President and Chief Executive Officer and our Senior Executive Vice President, Chief Operating Officer, Treasurer and Chief Financial Officer are established by KNBT Bancorp's Executive Compensation Committee. Messrs. Gausling, Paul, Smith, Stevens and Feather who is Chairman, serve as members of the Executive Compensation Committee. Determinations regarding compensation of Keystone Nazareth Bank's employees, including the executive officers, other than our Chief Executive Officer and Chief Operating Officer/Chief Financial Officer, are made by the Human Resources Committee. Such determinations are subject to the approval of Keystone Nazareth Bank's full Board of Directors. Directors Fainor, Feather, Gausling, Holton, Martin, Peischl and Paul, who is Chairman, serve as members of the Human Resources Committee.

         No person who served as a member of the Executive Compensation Committee during 2004 was a current or former officer or employee of KNBT Bancorp or Keystone Nazareth Bank or engaged in certain transactions with KNBT Bancorp or Keystone Nazareth Bank required to be disclosed by regulations of the SEC. Mr. Fainor is a member of the Human Resources Committee, which recommended the compensation of Keystone Nazareth Bank's executive officers to the full Board. Additionally, there were no compensation committee "interlocks" during 2004, which generally means that no executive officer of KNBT Bancorp served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Executive Compensation Committee or Human Resources Committee.

--------------------------------------------------------------------------------
                             MANAGEMENT COMPENSATION
--------------------------------------------------------------------------------



Summary Compensation Table

         The following table sets forth a summary of certain information concerning the compensation paid by Keystone Nazareth Bank
(including amounts deferred to future periods by the officers) for services rendered in all capacities during the years ended
December 31, 2004, 2003 and 2002, to the President and Chief Executive Officer and the four other officers of Keystone Nazareth Bank whose salary plus bonus exceeded $100,000 in 2004.


                                                                        Long Term Compensation
                                                                   --------------------------------------
                                                                            Awards             Payouts
                                                 Annual            ------------------------- ------------
                                              Compensation(1)                    Securities                    All Other
                                             -------------------    Restricted   Underlying                     Compen-
  Name and Principal Position         Year   Salary     Bonus(2)      Stock       Options    LTIP Payouts       sation(6)
------------------------------        ----   -------    --------   -----------   ----------- ------------    ------------

Scott V. Fainor, President and        2004    $335,000   $195,000  $       --        250,000   $      --     $ 17,340
   Chief Executive Officer(3)         2003      55,833         --          --             --          --        2,250
                                      2002          --         --          --             --          --           --

Eugene T. Sobol, Senior               2004     233,209    125,000   1,650,000(4)     100,000          --       69,490
   Executive                          2003     211,059    250,000          --             --     104,300(5)     6,922
   Vice President, Chief              2002     149,000     31,290          --             --          --       79,301(7)
   Operating  Officer, Chief Financial
   Officer and Treasurer(3)

David B. Kennedy, Senior Vice         2004     140,356     47,500          --         25,000          --        9,671
   President, Corporate and           2003      17,335     20,000          --             --          --        1,120
   Private                            2002          --         --          --             --          --           --
   Banking Division

Deborah R. Goldsmith, Senior          2004     118,939     45,000     247,500(4)      25,000          --        9,910
   Vice President,                    2003     111,192      6,000          --             --      15,600(5)     4,499
   Administration                     2002      83,700      4,200          --             --          --        1,028
   and Strategic Planning

Carl F. Kovacs, Senior Vice           2004     117,573     45,000          --         25,000          --        9,361
   President and Chief                2003      12,812     21,000          --             --          --        1,489
   Information                        2002          --         --          --             --          --           --
   Officer



---------------------

(1) Keystone Nazareth Bank provides various miscellaneous benefits to the named executive officers. The costs of providing such benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each of such individuals.

(2) Represents bonuses earned in 2004 and 2002 which were paid in 2005 and 2003, respectively. With respect to 2003, the bonus for such year was paid in 2003.

(3) Some or all of such amounts reported as salary, bonus and long-term compensation for Messrs. Fainor and Sobol were deferred pursuant to Keystone Nazareth Bank's Deferred Compensation Plan.

(4) Reflects the value of shares of restricted stock on the date of grant awarded pursuant to the 2004 Recognition Plan. Such restricted stock vests over five years, 20% per year from the date of the grant. Dividends paid on the restricted common stock are paid to the recipient as soon as practicable after receipt by the trust. As of December 31, 2004, Mr. Sobol and Ms. Goldsmith had 100,000 shares and 15,000 shares, respectively, of unearned restricted stock, which had fair market values of $1,690,000 and $253,500, respectively.

(5) Represents payment in full settlement of Mr. Sobol's and Ms. Goldsmith's interests in the Keystone Performance Unit Plan.

                                         (Footnotes continued on following page)

---------------------------

(6) Under Keystone Nazareth Bank's 401(k) plan for fiscal 2004, $6,150, $6,150, $2,423, $3,527 and $3,450 was allocated to the accounts of Messrs. Fainor, Sobol, Kennedy and Kovacs and Ms. Goldsmith, respectively, and $11,190, $13,340, $7,248, $5,834 and $6,460,
         representing the fair value at December 31, 2004 of the shares allocated to Messrs. Fainor, Sobol, Kennedy and Kovacs and Ms. Goldsmith, respectively, pursuant to the ESOP in 2004. Also includes for Mr. Sobol a payment of $50,000 during fiscal 2004 in recognition of the completion of the successful conversion of Keystone Savings Bank and acquisition of First Colonial Group, Inc.

(7) Includes $75,000 contributed in 2002 to the account of Mr. Sobol in Keystone Nazareth Bank's Deferred Compensation Plan.

Stock Options

         Stock Option Grants During Fiscal Year 2004

         The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to stock options granted during fiscal 2004. All such options vest pro rata over a five year period for the named executive officers, other than Mr. Fainor whose options vest over an eight year period.




                                                           Individual Grants
                           ----------------------------------------------------------------------------------

                                                 Percent of Total
                                Number of             Options
                                Securities          Granted to         Exercise                   Grant Date
                                Underlying         Employees in         Price      Expiration      Present
Name                         Options Granted        Fiscal Year       ($/Sh)(1)       Date        Value $(2)
-----------------------    -----------------    -------------------- ----------------------------------------
Scott V. Fainor                      250,000              32.9%        $16.50       5/6/2014     $1,091,016
Eugene T. Sobol                      100,000              13.2          16.50       5/6/2014        436,406
David B. Kennedy                      25,000               3.3          16.50       5/6/2014        109,102
Deborah R. Goldsmith                  25,000               3.3          16.50       5/6/2014        109,102
Carl F. Kovacs                        25,000               3.3          16.50       5/6/2014        109,102



-----------------------

(1) The exercise price was based on KNBT Bancorp's market price of the common stock on the date of the grant.

(2) The fair value of the options granted was estimated using the Black-Scholes Pricing Model. Under such analysis, the risk-free interest rate was assumed to be 3.91%, the expected life of the options to be 6.67 years, the expected volatility to be 25.0% and the dividend yield to be 2.0% per share.

         Fiscal Year-End Option Values

         The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the number of options held at the end of the fiscal year ended December 31, 2004 and the value with respect thereto.



                                                  Number of Securities                     Value of Unexercised
                                             Underlying Unexercised Options                In The Money Options
                                                    at Fiscal Year End                     at Fiscal Year End(1)
                                         ----------------------------------------   -----------------------------------
        Name                                Exercisable           Unexercisable       Exercisable        Unexercisable
-----------------------                  ---------------         ----------------   -------------      ----------------
Scott V. Fainor                                304,325               250,000         $3,429,743             $100,000
Eugene T. Sobol                                     --               100,000                 --               40,000
David B. Kennedy                                    --                25,000                 --               10,000
Deborah R. Goldsmith                                --                25,000                 --               10,000
Carl F. Kovacs                                  14,108                25,000            150,776               10,000


---------------------

(1) Calculated by determining the difference between the fair market value of a share of the common stock underlying the options at December 31, 2004 ($16.90) and the exercise price of the options.

Employment Agreements

         Keystone Nazareth Bank and KNBT Bancorp entered into employment agreements with Messrs. Fainor and Sobol in March 2003. Effective December 31, 2004, the employment agreements were amended solely to change the effective date from October 31, 2003 to December 31, 2004. Mr. Fainor's employment agreement has a term of three years. On each annual anniversary date of the effective date of the employment agreement, the term will be extended for one additional year thereafter unless either KNBT Bancorp or Keystone Nazareth Bank, on the one hand, or Mr. Fainor on the other, gives notice 30 days prior to the annual anniversary date that the term will not be extended. Extension of the term also will cease automatically if Mr. Fainor's employment with either KNBT Bancorp or Keystone Nazareth Bank is terminated for any reason. Mr. Fainor's employment agreement provides that he will serve as the President and Chief Executive Officer of KNBT Bancorp and Keystone Nazareth Bank during the term of his employment agreement. As President and Chief Executive Officer, he will have the authority and responsibilities prescribed by KNBT Bancorp's and Keystone Nazareth Bank's bylaws and that are customary for such positions.

         Under the terms of the employment agreement, Mr. Fainor receives a base salary and is also entitled to participate in KNBT Bancorp's and Keystone Nazareth Bank's discretionary bonuses, benefit plans and programs, receive an automobile allowance and reimbursement of country club dues. The terms of Mr. Fainor's employment agreement provide that payments will be allocated between KNBT Bancorp and Keystone Nazareth Bank in proportion to the level of activity and the time expended on such activities by Mr. Fainor. In no event, however, would he receive duplicate payments or benefits from KNBT Bancorp and Keystone Nazareth Bank.

         In the event that, during the term of his employment agreement, Mr. Fainor's employment is terminated by KNBT Bancorp or Keystone Nazareth Bank without cause or for other than death or disability, or if Mr. Fainor resigns within six full calendar months following the occurrence of any of the reasons specified below, he will be entitled to receive as liquidated damages earned but unpaid base salary, benefits as to which he is entitled under plans maintained by KNBT Bancorp and Keystone Nazareth Bank through the date of termination, continued group life, health, dental, accident and disability benefits for the period of the remaining term of his employment agreement, but not more than two years, such period referred to as the Coverage Period, a cash lump sum payment to compensate him for the loss of salary, on a present value basis, cash bonus and incentive compensation, a cash lump sum payment equal to the excess, if any, of the present value of the benefits to which Mr. Fainor would be entitled under qualified and non-qualified pension plans if he had continued to be employed during the Coverage Period over the present value of the benefits to which he is actually entitled under such defined benefit pension plan as of the date his employment terminates and a cash lump sum payment equal to the additional employer contributions under qualified and non-qualified defined contribution plans, on a present value basis, to which Mr. Fainor would have been entitled had he continued to be employed during the Coverage Period. In addition, for the first year following the date on which his employment terminates, Mr. Fainor will be reimbursed for reasonable expenses incurred by him in searching for new employment not to exceed $75,000. To the extent that Mr. Fainor earns salary, cash bonus or incentive compensation, fees or comparable fringe benefits from another employer during this period and a change in control of KNBT Bancorp has occurred within one year of the date of Mr. Fainor's termination, the liquidated damages for loss of this type of compensation will be subject to repayment by Mr. Fainor. In addition, if Mr. Fainor surrenders his then outstanding options and shares of restricted stock within 30 days of the termination of his employment, KNBT Bancorp and Keystone Nazareth Bank will pay him the value of the excess of the fair market value of the KNBT Bancorp common stock covered by options granted to him over the exercise price of his outstanding options and the fair market value of his shares of restricted stock.

         The reasons specified in Mr. Fainor's employment agreement that would justify his resigning and receiving the liquidated damages described above are a material breach of the agreement by KNBT Bancorp or Keystone Nazareth Bank, including a reduction in his salary or a material reduction in his fringe benefits, and such breach remains uncured after 30 days written notice, a failure to appoint him to the positions in which he has a right to serve under his employment agreement, a failure to vest in him the authority and responsibilities associated with those positions and such failure is not cured after 30 days written notice, a change in his principal place of employment to a location more than 25 miles from KNBT Bancorp's and Keystone Nazareth Bank's corporate headquarters in

Bethlehem, Pennsylvania, or the liquidation, dissolution, bankruptcy or insolvency of KNBT Bancorp or Keystone Nazareth Bank, KNBT Bancorp's or Keystone Nazareth Bank's notice to him that the employment period is not being extended as of any annual anniversary date of the agreement or a termination of his employment by KNBT Bancorp or Keystone Nazareth Bank for other than cause, voluntary resignation or retirement, death or disability.

         If a change in control, as defined in the employment agreement, of KNBT Bancorp occurs prior to the end of the term of his employment agreement, Mr. Fainor will be entitled to receive, in addition to any liquidated damages due to Mr. Fainor as described above, a severance benefit in a lump sum payment equal to the greater of (1) the salary and cash bonus or incentive compensation he would have received if his employment had continued until the expiration of the term of his employment agreement or (2) three times his average annual gross income from KNBT Bancorp, Keystone Nazareth Bank or either entity's predecessors during the past five full calendar years before the change in control less $1.00. In the event that due to a change in control, any amount paid or payable to Mr. Fainor is subject to the 20% excise tax under Section 4999 of the Internal Revenue Code, Mr. Fainor will be entitled to an additional payment such that on an after-tax basis, he is indemnified for the excise tax.

         Mr. Fainor's employment agreement contains a covenant not to compete, under which he agrees that if his employment terminates before the expiration of the term of his employment agreement other than a termination within 30 days of a change in control of KNBT Bancorp, he will not compete with Keystone Nazareth Bank in any county in which KNBT Bancorp or Keystone Nazareth Bank maintains an office as of the date of Mr. Fainor's termination until the expiration of the earlier of two years from the date on which his employment terminates or the date on which the term of his employment agreement would otherwise expire. In addition, for two years after his employment terminates, he agrees to not solicit Keystone Nazareth Bank's customers or solicit its employees to accept other employment in the counties where KNBT Bancorp or Keystone Nazareth Bank maintains an office as of the date of Mr. Fainor's termination.

         The terms of the employment agreement with Mr. Sobol provide that he will serve as Senior Executive Vice President and Chief Operating Officer of KNBT Bancorp and Keystone Nazareth Bank. The provisions of Mr. Sobol's contract, including the non-duplication provisions, non-compete provisions payment upon a change in control of KNBT Bancorp, are substantially identical to Mr. Fainor's.

         Because the amount of the payments and benefits that could constitute a parachute payment under the employment agreements is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to Messrs. Fainor and Sobol. Such payments may tend to discourage takeover attempts by increasing the costs to be incurred in the event of a takeover.

Benefit Plans

         Retirement Plan. Keystone Nazareth Bank participates in the Financial Institutions Retirement Fund, a multiple employer defined benefit plan intended to satisfy the tax-qualification requirements of Section 401(a) of the Internal Revenue Code. In connection with the conversion of Keystone Savings Bank in October 2003, we determined to freeze the future accrual of benefits under the retirement plan due to the adoption or amendment of other qualified employee benefit plans and as a result ceased admission of any new participants after September 2003. Employees became eligible to participate in the retirement plan upon the attainment of age 21 and the completion of one year of eligibility service. For purposes of the retirement plan, an employee earned one year of eligibility service when he completed 1,000 hours of service within a one-year eligibility computation period. An employee's first eligibility computation period was the one-year period beginning on the employee's date of hire. Subsequent eligibility computation periods began on January 1 and ended on December 31.

         The retirement plan provides for a monthly benefit upon a participant's retirement at the age of 65, or if later, the fifth anniversary of the participant's initial participation in the retirement plan (i.e., the participant's "normal retirement date"). A participant may also receive a benefit on his early retirement date, which is the date on which he attains age 55 and is partially or fully vested under the terms of the retirement plan. Benefits received prior to a participant's normal retirement date are reduced by certain factors set forth in the retirement plan. Participants become fully vested in their benefits under the retirement plan upon the completion of five years of vesting service as well as upon the attainment of normal retirement age (age 65). Two of our named executive officers participate in the retirement plan, Mr. Sobol and Ms. Goldsmith, whose annual benefits payable upon retirement at age 65 are projected to be $17,762 and $1,983, respectively.

         Deferred Compensation and Supplemental Executive Retirement Plans. Keystone Nazareth Bank maintains a Deferred Compensation Plan and related Supplemental Executive Retirement Plan for the benefit of certain executive officers and directors. The deferred compensation arrangements permit our directors and certain executive officers to defer the receipt of directors' fees or salary and bonus, as applicable. The only current executive officer who is a participant in the supplemental executive retirement plan is Mr. Sobol, on whose behalf KNBT Bancorp contributed $50,000 in fiscal 2004. The assets of the plans are held in a combined trust. In addition, Keystone Nazareth Bank continues to maintain a deferred compensation plan assumed in the merger of First Colonial with KNBT Bancorp. No further deferrals are permitted under such plan.

Indebtedness of Management and Related Party Transactions

         In accordance with applicable federal laws and regulations, Keystone Nazareth Bank offers mortgage loans to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

--------------------------------------------------------------------------------
                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

         The Executive Compensation Committee of the Board of Directors is responsible for developing compensation policies and for setting the compensation for the Chief Executive Officer and Chief Operating Officer/Chief Financial Officer, who also serve in the same positions with KNBT Bancorp's subsidiary, Keystone Nazareth Bank & Trust Company. Executive officers of KNBT Bancorp who hold identical positions with Keystone Nazareth Bank do not receive additional compensation for service as officers of KNBT Bancorp. All determinations made by the Executive Compensation Committee are presented to and approved by the Board of Directors.

         The components of compensation include salaries, bonuses, equity grants or awards under our stock option plan and recognition and retention plan, employee stock ownership plan and 401(k) plan. The basis for determining contributions to the accounts of executive officers, including our Chief Executive Officer and Chief Operating Officer/Chief Financial Officer, in the employee stock ownership plan and 401(k) plan are the same as for all other participants in those plans.

         As more fully described below, as part of the process of establishing the appropriate levels of compensation for our Chief Executive Officer and Chief Operating Officer/Chief Financial Officer, the Executive Compensation Committee also considers the objectives and performance of KNBT Bancorp, reviews the individual performance and level of responsibility of each of such executive officers and takes into account executive compensation practices at comparable financial institutions.

Compensation Philosophy and Strategy

         Our philosophy is to align executive compensation with the interests of our stockholders and to determine the components of executive compensation which we believe will be best suited to accomplish the following objectives:

         o to attract, retain and motivate a highly competent executive team;

         o to reward executives for enhancement of stockholder value as reflected in, among other things, our annual earnings performance and the market price of our common stock;

         o to balance rewards for accomplishments of short-term and long-term performance goals;

         o to encourage ownership of our common stock through grants of stock options and restricted stock awards, not only to highly compensated executives, but also to management personnel throughout KNBT Bancorp and Keystone Nazareth Bank; and

         o to maintain compensation levels that are competitive with comparable financial institutions, particularly those operating in our primary market area.

         Although the discussion below describes the methodology used to establish compensation levels in 2004, the process of evaluating and determining the most appropriate executive compensation structure is an ongoing matter and accordingly, the committee may determine to use the same or a different methodology to establish compensation levels in future years. In March 2005, the Executive Compensation Committee approved the engagement of an executive compensation specialist to assist with the 2005 compensation of the Chief Executive Officer and Chief Operating Officer/Chief Financial Officer.

Components of the Compensation Program

         Base Salary. The Executive Compensation Committee reviewed market data compiled on KNBT Bancorp's peer group which during the 2004 fiscal year consisted of 2003 executive compensation for recently converted peers and for high performing bank peers to assess the competitiveness of the base salary of the Chief Executive Officer and Chief Operating Officer/Chief Financial Officer. The committee considered job performance and contribution to the successful operation of KNBT Bancorp by the Chief Executive Officer and Chief Operating Officer in determining any adjustment to the officer's salary.

         Incentive/Bonus Compensation. The committee's incentive compensation program is designed to provide additional annual compensation based on the achievement of performance targets approved by the committee. The bonuses for the 2004 fiscal year were based on the 2004 financial results of KNBT Bancorp with respect to the Chief Executive Officer and Chief Operating Officer and a review of KNBT Bancorp's performance as compared to the peer group's performance.

         Equity Compensation. KNBT Bancorp's Stock Option Plan and Recognition and Retention Plan were approved by the stockholders at our 2004 Annual Meeting to provide for long-term incentive awards for executive officers in the form of restricted stock or stock option awards. Stock option awards have an exercise price equal to the fair market value of a share of stock on the date of the award and generally vest over a five year period for executive officers, eight years in the case of our Chief Executive Officer. In approving awards of stock options and restricted stock, the committee considered the performance of KNBT Bancorp, the value of such awards relative to the peer group and considered awards, if any, granted in prior years, including awards by First Colonial Group, Inc. to the former executive officers of First Colonial.

         Compensation of the President and Chief Executive Officer. The committee approved and the Board of Directors ratified an annual salary of $365,000 for 2005 for Mr. Fainor, an increase of 9.0% over his 2004 salary. The salary adjustment for Mr. Fainor reflects an analysis of the salaries of the chief executive officers at peer group financial institutions, the significant contribution that the chief executive officer makes to the successful operations of KNBT Bancorp and the performance of Mr. Fainor in his position as President and Chief Executive Officer. Mr. Fainor's 2004 bonus of $195,000 was determined based on an analysis of the peer group, KNBT Bancorp's 2004 financial performance as well as the criteria used to determine the bonuses of the other executive officers. On May 6, 2004, Mr. Fainor was granted options covering 250,000 shares pursuant to the Stock Option Plan at an exercise price of $16.50 that vest ratably over an eight year period. In each case, no specific formula was used to establish Mr. Fainor's base salary for 2005, the level of his bonus for 2004 or the amount of his equity award.

Deductibility of Executive Compensation

         Under Section 162(m) of the Internal Revenue Code, publicly-held companies such as KNBT Bancorp are subject to a maximum income tax deduction of $1.0 million with respect to annual compensation paid to any one of the chief executive officer or the other officers appearing in the Summary Compensation Table above, with certain exceptions for qualified performance-based compensation. The committee's objective is to structure KNBT Bancorp's executive compensation plans to maximize the deductibility of executive compensation under the Internal Revenue Code, and both the 2004 Stock Option Plan and the 2004 Recognition and Retention Plan of KNBT Bancorp have been structured to provide for the grant of deductible qualified performance-based compensation. The Executive Compensation Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code.

                 Members of the Executive Compensation Committee

                            Jeffrey P. Feather, Chairman
                            R. Chadwick Paul, Jr.
                            Kenneth R. Smith
                            R. Charles Stehly
                            Richard Stevens, III

--------------------------------------------------------------------------------
        REPORT OF THE HUMAN RESOURCES COMMITTEE OF KEYSTONE NAZARETH BANK
--------------------------------------------------------------------------------

         The Human Resources Committee of the Board of Directors of Keystone Nazareth Bank is responsible for developing executive compensation policies for Keystone Nazareth Bank's executive officers who are not also officers of KNBT Bancorp and for setting their compensation. The President and Chief Executive Officer of Keystone Nazareth Bank is a member of the Human Resources Committee and, under the direction and pursuant to the policies of the Human Resources Committee, implements the executive compensation policies for Keystone Nazareth Bank's executive officers. All determinations as to compensation made by the Human Resources Committee are presented to and approved by the Board of Directors.

         The Human Resources Committee of the Board is comprised of independent directors as defined by the Nasdaq's listing standards other than Mr. Fainor, our President and Chief Executive Officer. The Human Resources Committee believes it was appropriate for Mr. Fainor to be involved in developing the recommendations that were presented to the Board for its review and approval regarding the compensation for the other executive officers of Keystone Nazareth Bank. During the year ended December 31, 2004, the Human Resources Committee of Keystone Nazareth Bank met four times.

General Compensation Objectives and Policies

         The compensation philosophy and strategy of the Human Resources Committee is similar to that of the Executive Compensation Committee. See the above discussion under the report of the Executive Compensation Committee. In 2004, the Human Resources Committee approved the engagement of a compensation specialist to assist the committee with 2005 incentive plan analysis, which includes all of the executive officers with the exception of the Chief Executive Officer and Chief Operating Officer/Chief Financial Officer.

         Base Salary and Incentive/Bonus Compensation. The Human Resources Committee reviewed market data compiled on Keystone Nazareth Bank's peer group and considered job performance and contribution to the successful operation of Keystone Nazareth Bank by the executive officers in determining any adjustment to the officers' salary. The committee's incentive compensation program during 2004 was designed to provide additional annual compensation based on the 2004 financial results of Keystone Nazareth Bank as compared to the peer group's performance.

         The salaries for Keystone Nazareth Bank's executive officers, other than Messrs. Fainor or Sobol, were increased in 2004 by percentages ranging from 1.67% to 12.50% over their 2003 salaries. The executive officers of Keystone Nazareth Bank, other than Messrs. Fainor or Sobol, were awarded bonuses ranging from 17.54% to 37.50% of their 2004 salaries.

                       Members of the Human Resources Committee

                             R. Chadwick Paul, Jr., Chairman
                             Scott V. Fainor
                             Jeffrey P. Feather
                             Michael J. Gausling
                             Donna D. Holton
                             Christian F. Martin, IV
                             R. Charles Stehly

--------------------------------------------------------------------------------
                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         KNBT Bancorp completed its initial public offering on October 31, 2003, in connection with which it sold an aggregate of 20,201,188 shares of common stock at a price of $10.00 per share. The following graph represents $100 invested in our common stock at the $16.88 per share closing price of the common stock on the Nasdaq National Market on November 3, 2003, the date our common stock commenced trading on the Nasdaq. The graph demonstrates comparison of the cumulative total returns for the common stock of KNBT Bancorp, the Nasdaq-Total US and the SNL Securities $1B-$5B Thrift Index for the periods indicated.

                                [GRAPHIC OMITTED]*



                                                                   Period Ending
                                  ----------------------------------------------------------------------------------------

Index                                 11/03/03     12/31/03      03/31/04     06/30/04      09/30/04     12/31/04
--------------------------------------------------------------------------------------------------------------------------

KNBT Bancorp, Inc.                     $100.00      $104.15       $104.80      $ 99.24       $100.39      $101.04
NASDAQ Composite                        100.00       101.90        101.54       104.38         96.83       111.22
SNL $1B-$5B Thrift Index                100.00       103.07        107.51       101.45        106.92       116.81

-------------------------------
*      Source: SNL Financial LC


--------------------------------------------------------------------------------
                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

         The following table sets forth as of March 18, 2005, the voting record date, certain information as to the common stock beneficially owned by (a) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (b) the directors of KNBT Bancorp, (c) certain executive officers of KNBT Bancorp named in the Summary Compensation Table; and (d) all directors and executive officers of KNBT Bancorp as a group.



                                              Amount and Nature
            Name of Beneficial                  of Beneficial        Percent of
            Owner or Number of                Ownership as of          Common
             Persons in Group                 March 18, 2005(1)         Stock
--------------------------------------------------------------------------------
Keystone Nazareth Charitable Foundation         1,581,095(2)            5.3%
   90 Highland Avenue
   Bethlehem, Pennsylvania 18017

Wellington Management Company, LLP              1,546,000(3)            5.2%
   75 State Street
   Boston, Massachusetts  02109




                                               Amount and Nature        Number of
            Name of Beneficial                   of Beneficial           Shares                              Percent of
            Owner or Number of                  Ownership as of        Underlying       Total Beneficial      Common
             Persons in Group                   March 18, 2005(1)     Stock Options        Ownership          Stock(23)
------------------------------------------- -----------------------------------------------------------------------------
Directors:
   Jeffrey P. Feather                                   260,757             3,125            263,882(4)(5)         *
   Scott V. Fainor                                      106,459           335,575            442,034(6)          1.5%
   Michael J. Gausling                                   30,011             3,125             33,136(4)(7)         *
   Donna D. Holton                                       70,448             3,125             73,573(4)(8)         *
   Christian F. Martin, IV                              127,592             8,586            136,178(9)            *
   John A. Mountain                                      47,656             3,125             50,781(4)(10)        *
   Daniel B. Mulholland                                   9,726            29,799             39,525(11)           *
   R. Chadwick Paul, Jr.                                 55,586             3,125             58,711(4)(12)        *
   Charles J. Peischl                                     5,115            29,799             34,914               *
   Robert R. Scholl                                      35,089             3,125             38,214(4)(13)        *
   Kenneth R. Smith                                      70,000             3,125             73,125(4)(14)        *
   R. Charles Stehly                                     35,000             3,125             38,125(4)(15)        *
   Richard Stevens, III                                  18,726             3,125             21,851               *
   Richard L. Strain                                     41,500             3,125             44,625(4)(16)        *
   Maria Z. Thulin                                       48,036            18,869             66,905(17)           *

Other Named Executive Officers:
   Eugene T. Sobol                                      145,797            20,000            165,797(4)(18)        *
   David B. Kennedy                                       5,619             5,000             10,619(19)           *
   Deborah R. Goldsmith                                  18,489             5,000             23,489(4)(20)        *
   Carl F. Kovacs                                         1,373            19,108             20,481(21)           *

All directors and executive officers                  1,193,122           549,986          1,743,108(22)         5.8%
  of KNBT Bancorp and Keystone
  as a group (24 persons)



---------------------
*       Represents less than 1% of our outstanding common stock.

                                                                                (Footnotes continued on following page.)


---------------------

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The Keystone Nazareth Charitable Foundation was formed in connection with the conversion of Keystone Savings Bank which was completed in October 2003. Under the terms of the approval from the Federal Deposit Insurance Corporation authorizing the establishment of the foundation, shares of our common stock owned by the foundation are required to be voted in the same ratio as all other shares of common stock on all proposals presented to stockholders for consideration. The foundation has sole dispositive power with respect to all the shares it holds.

(3) The information reported is based on a Schedule 13G, filed February 14, 2005, with the SEC by Wellington Management Company, LLP. Wellington Management Company, LLP has shared voting power with respect to 653,700 shares and shared dispositive power with respect to all of the shares reported in the table.

(4) Includes shares over which the directors or officers have voting power which have been granted pursuant to the 2004 Recognition and Retention Plan and are held in the associated trust, as follows:



                     Name                               Recognition Plan
---------------------------------------  ---------------------------------------
   Jeffrey P. Feather                                         40,000
   Michael J. Gausling                                        20,000
   Donna D. Holton                                            20,000
   John A. Mountain                                           30,000
   R. Chadwick Paul, Jr.                                      30,000
   Robert R. Scholl                                           25,000
   Kenneth R. Smith                                           20,000
   R. Charles Stehly                                          25,000
   Richard L. Strain                                          25,000
   Eugene T. Sobol                                           100,000
   Deborah R. Goldsmith                                       15,000

All directors and executive officers of KNBT
  Bancorp and Keystone as a group (24 persons)               405,000

(5) Includes 155,757 shares held jointly with Mr. Feather's spouse, 50,000 shares held by Mr. Feather in his individual retirement account and 15,000 shares held as custodian for his son.

(6)      Includes 702 shares allocated to Mr. Fainor pursuant to the ESOP.

(7)      Includes 5,000 shares held jointly with Mr. Gausling's spouse.

(8)      Includes 50,448 shares held jointly with Ms. Holton's spouse.

(9)      Includes 10,096 shares held by Mr. Martin's spouse.

(10)     Includes 17,656 shares held jointly with Mr. Mountain's spouse.

(11) Includes 2,593 shares held jointly with Mr. Mulholland's spouse, 1,554 shares held by Mr. Mulholland's spouse and 3,548 shares held by Mr. Mulholland's spouse in custody for his son.

(12) Includes 25,224 shares held jointly with Mr. Paul's spouse and 362 shares held by Mr. Paul's spouse as custodian for their children.

(13)     Includes 10,089 shares held jointly with Mr. Scholl's spouse.

                                        (Footnotes continued on following page.)

--------------------------

(14)     Includes 50,000 shares held jointly with Mr. Smith's spouse.

(15)     Includes 10,000 shares held jointly with Mr. Stehly's spouse.

(16) Includes 10,000 shares held jointly with Mr. Strain's spouse and 3,000 shares held directly by Mr. Strain's spouse.

(17) Includes 17,719 shares held jointly with Ms. Thulin's spouse, 522 shares held directly by Ms. Thulin's spouse, 11,184 shares held in trust for her children and 5,750 shares held in trust for her mother.

(18) Includes 44,841 shares held jointly with Mr. Sobol's spouse and 956 shares allocated to Mr. Sobol's account pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(19) Includes 4,541 shares held by Mr. Kennedy in his individual retirement account, 621 shares held jointly with his spouse and 457 shares allocated to Mr. Kennedy's account pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(20) Includes 3,026 shares held jointly with Ms. Goldsmith's spouse and 463 shares allocated to Ms. Goldsmith's account pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(21) Includes 1,000 shares held by Mr. Kovacs in his individual retirement account and 373 shares allocated to Mr. Kovacs' account pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(22) Includes 4,832 shares allocated to executive officers pursuant to the KNBT Bancorp Employee Stock Ownership Plan.

(23) Percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of March 18, 2005, the voting record date, have been exercised.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of KNBT Bancorp's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of KNBT Bancorp's common stock.

         Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended December 31, 2004, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934. Due to an administrative error, director Mulholland did not report certain shares received in exchange for shares of First Colonial Group, Inc. on a Form 4 filed in fiscal 2003.

--------------------------------------------------------------------------------
                     RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

         The Audit Committee of the Board of Directors of KNBT Bancorp has appointed Grant Thornton LLP, independent registered public accountants, to perform the audit of our financial statements for the year ending December 31, 2005, and further directed that the selection of auditors be submitted for ratification by the stockholders at the annual meeting.

         We have been advised by Grant Thornton LLP that neither that firm nor any of its associates has any relationship with KNBT Bancorp or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Grant Thornton LLP will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         In determining whether to appoint Grant Thornton LLP as our auditors, our Audit Committee considered whether the provision of services, other than auditing services, by Grant Thornton LLP is compatible with maintaining the auditors' independence. In addition to performing auditing services as well as reviewing KNBT Bancorp's public filings, our auditors performed tax-related services, including the completion of KNBT Bancorp's corporate tax returns, in fiscal 2004. The Audit Committee believes that Grant Thornton LLP's performance of these other services is compatible with maintaining the auditor's independence.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2005.

Audit Fees

         The following table sets forth the aggregate fees paid by us to Grant Thornton LLP for professional services rendered by Grant Thornton LLP in connection with the audit of KNBT Bancorp's consolidated financial statements for 2004 and for 2003, as well as the fees paid by us to Grant Thornton LLP for audit-related services, tax services and all other services rendered by Grant Thornton LLP to us during 2004 and 2003.


                                                     Year Ended December 31,
                                                   --------------------------
                                                       2004            2003
                                                   ------------ -------------
Audit fees (1)................................       $329,738       $428,970
Audit-related fees (2)........................             --         14,930
Tax fees (3)..................................         67,580         48,710
All other fees(4).............................         23,384             --
                                                      -------       --------
         Total................................       $420,702       $492,610
                                                      =======        =======
--------------------

(1) Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission, including Keystone Savings Bank's conversion and KNBT Bancorp's initial public offering completed on October 31, 2003.

(2) Audit-related fees in 2003 consisted of fees incurred in connection with acquisition consulting associated with the acquisition of First Colonial Group, Inc.

(3) Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

(4) All other fees in 2004 consisted of a review of certain stock-based compensation plans and management's assessment of internal controls.

         As provided in its charter, the Audit Committee selects our independent auditors and pre-approves all audit services to be provided by the independent auditors to KNBT Bancorp. The Audit Committee also reviews and pre- approves all audit-related and non-audit related services rendered by our independent auditors in accordance with the Audit Committee's charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent auditors. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.

         Each new engagement of Grant Thornton LLP was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission rules.

--------------------------------------------------------------------------------
                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

         The functions of the KNBT Bancorp Audit Committee include the following: performing all duties assigned by the Board of Directors; selecting our independent auditors; reviewing with KNBT Bancorp's management and our independent registered public accountants the financial statements issued by KNBT Bancorp and Keystone Nazareth Bank pursuant to federal regulatory requirements; meeting with the independent public accountants to review the scope of audit services, significant accounting changes and audit conclusions regarding significant accounting estimates; assessments as to the adequacy of internal controls and the resolution of any significant deficiencies or material control weaknesses; and assessing compliance with laws and regulations and overseeing the internal audit function.

         The Audit Committee has reviewed and discussed KNBT Bancorp's audited financial statements with management. The Audit Committee has discussed with KNBT Bancorp's independent auditors, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Grant Thornton LLP, the independent auditors' independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in KNBT Bancorp's Annual Report on Form 10-K for fiscal year 2004 for filing with the Securities and Exchange Commission.

                            Members of the Audit Committee

                                    Michael J. Gausling, Chairman
                                    John A. Mountain
                                    R. Charles Stehly
                                    Richard Stevens, III
                                    Richard L. Strain
                                    Maria Zumas Thulin

--------------------------------------------------------------------------------
              STOCKHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS
                           WITH THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

         Stockholder Proposals. Any proposal which a stockholder wishes to have included in the proxy materials of KNBT Bancorp relating to the next annual meeting of stockholders of KNBT Bancorp, which is currently expected to be held in May 2006, must be received at the principal executive offices of KNBT Bancorp, Inc., 90 Highland Avenue, Bethlehem, Pennsylvania, 18017, Attention:
Michele A. Linsky, Corporate Secretary, no later than December 3, 2005. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the Proxy Statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in KNBT Bancorp's proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Section 2.10 of KNBT Bancorp's Bylaws. Notice of the proposal must also be given in writing and delivered to, or mailed and received at, our principal executive offices by December 3, 2005. The notice must include the information required by Section 2.10 of our Bylaws.

         Stockholder Nominations. Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or the Nominating Committee thereof, shall be made by a stockholder who has complied with the notice provisions in the Bylaws. Written notice of a stockholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of stockholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of stockholders. For our annual meeting in 2006, this notice must be received by December 3, 2005. Each written notice of a stockholder nomination is required to set forth certain information specified in Section 3.12 of KNBT Bancorp's Bylaws. We did not receive any stockholder nominations with respect to this annual meeting.

         Other Stockholder Communications. Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board. Stockholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to the Board of Directors of KNBT Bancorp, Inc., c/o Michele A. Linsky, Corporate Secretary, 90 Highland Avenue, Bethlehem, Pennsylvania, 18017.


--------------------------------------------------------------------------------
                                 ANNUAL REPORTS
--------------------------------------------------------------------------------

         A copy of our Annual Report on Form 10-K for the year ended December 31, 2004 accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

         Upon receipt of a written request and a payment of a copying charge of ten cents per page we will furnish to any stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Ms. Michele A. Linsky, Corporate Secretary, KNBT Bancorp, 90 Highland Avenue, Bethlehem, Pennsylvania 18017.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         Management is not aware of any business to come before the annual meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by KNBT Bancorp. KNBT Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of KNBT Bancorp's common stock. In addition to solicitations by mail, directors, officers and employees of KNBT Bancorp may solicit proxies personally or by telephone without additional compensation.

                                 REVOCABLE PROXY
                               KNBT BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 5, 2005
                        9:00 a.m., Eastern Daylight Time

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints the Board of Directors of KNBT Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of KNBT Bancorp, Inc. held of record by the undersigned on March 18, 2005 at the Annual Meeting of Stockholders to be held in the Franklin Room at the Holiday Inn Bethlehem, located at 300 Gateway Drive, Bethlehem, Pennsylvania on May 5, 2005, at 9:00 a.m., Eastern Daylight Time, or at any adjournment thereof.

                                     COMMON

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
                     VOTE VIA THE INTERNET OR BY TELEPHONE.

       (Continued, and to be marked, dated and signed, on the other side)


                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                KNBT BANCORP, INC. -- ANNUAL MEETING, MAY 5, 2005

                             YOUR VOTE IS IMPORTANT!
                       You can vote in one of three ways:

         1. Call toll free 1-866-287-9812 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

         2. Via the Internet at https://www.proxyvotenow.com/knbt and follow the instructions.

                                       or

         3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                 PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                 Revocable Proxy
                               KNBT Bancorp, Inc.

                                                Please mark
                                                as indicated in this example |X|

1. THE ELECTION as directors of all nominees listed (except as marked to the contrary below):

             [ ]   FOR           [ ]   WITHHOLD ALL     [ ]      FOR ALL EXCEPT

Nominees for three-year term expiring in 2008:             (01) Scott V. Fainor,
----------------------------------------------       (02) Jeffrey P. Feather and
                                                         (03) Charles J. Peischl

Instruction: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee('s) name(s) in the space provided below.

--------------------------------------


2. PROPOSAL TO RATIFY THE APPOINTMENT by the Audit Committee of the Board of Directors of Grant Thornton LLP as KNBT Bancorp's independent auditors for the fiscal year ending December 31, 2005.

             [ ]    FOR          [ ]     AGAINST        [ ]       ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote "FOR" all of the nominees listed above and "FOR" the ratification of the appointment of Grant Thornton LLP.

Mark here for address change and note change      [ ]        -------------------
                                                             -------------------
                                                             -------------------

Shares of KNBT Bancorp Common Stock will be voted as specified. Unless otherwise specified, this Proxy will be voted "FOR" the election of the nominees to the Board of Directors and for the ratification of the appointment of KNBT Bancorp's independent auditors. If any other matter is properly presented at the annual meeting of stockholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

         Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.


Please be sure to date and sign this proxy in the box below.

                                                --------------------------------
                                                Date
--------------------------------------------------------------------------------

         Stockholder sign above                   Co-holder (if any) sign above
---------                                --------



**IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, **
                       PLEASE READ THE INSTRUCTIONS BELOW

--------------------------------------------------------------------------------

                 FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL


                            PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.       By Mail (traditional method); or
2.       By Telephone (using a Touch-Tone Phone); or
3.       By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.
Please note all votes cast via the telephone or Internet must be cast prior to 3:00 A.M., May 4, 2005.


Vote by Telephone                                           Vote by Internet
Call Toll-Free on a Touch-Tone Phone Anytime                Anytime prior to 3:00 A.M., May 4, 2005 go to

prior to 3:00 A.M., May 4, 2005: 1-866-287-9812             https://www.proxyvotenow.com/knbt

-------------------------------------------------------     ----------------------------------------------

            IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE
                        VOTING BY TELEPHONE OR INTERNET.

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY
MAIL, WILL BE THE VOTE COUNTED.

                                         -------------------------------
Your vote is important!
                                         -------------------------------

KNBT Bancorp, Inc.

[GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                                                  90 Highland Avenue
                                                  Bethlehem, Pennsylvania 18017






                                                        April 1, 2005


To:      Participants in the KNBT Bancorp, Inc.
         Employee Stock Ownership Plan


         As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Stockholders of KNBT Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of KNBT Bancorp, Inc., allocated to you pursuant to the Employee Stock Ownership Plan
(ESOP), will be voted.

         Provided with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report on Form 10-K and a voting instruction ballot, which will permit you to vote the shares allocated to you. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the ESOP by telephone or by the internet using the instructions on the enclosed voting instruction card OR marking, dating, signing and returning the voting instruction card in the enclosed envelope promptly, but no later than Thursday, April 28, 2005 in order that the Plan Administrator will certify the totals to the Trustees of the ESOP for the purpose of having those shares voted by the Trustees.

         We urge each of you to vote, as a means of participating in the governance of the affairs of KNBT Bancorp, Inc. If your voting instructions for the shares held in the ESOP are not received, the shares generally will not be voted by the Trustees. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

         Please note that these materials relate only to those shares which have been granted to you under the ESOP. You will receive other voting material for those shares owned by you individually and not under the ESOP.

                                           Sincerely,

                                           /s/ Scott V. Fainor

                                           Scott V. Fainor
                                           President and Chief Executive Officer

                             VOTING INSTRUCTION CARD

                               KNBT BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 5, 2005
                        9:00 a.m., Eastern Daylight Time

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan of KNBT Bancorp, Inc. to vote, as designated below, all the shares of common stock allocated pursuant to the ESOP to the undersigned as of March 18, 2005 at the Annual Meeting of Stockholders to be held in the Franklin Room at the Holiday Inn Bethlehem located at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, May 5, 2005, at 9:00 a.m., Eastern Daylight Time, or at any adjournment thereof.

                                      ESOP

        PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD
                PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
                     VOTE VIA THE INTERNET OR BY TELEPHONE.

       (Continued, and to be marked, dated and signed, on the other side)


                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                KNBT BANCORP, INC. -- ANNUAL MEETING, MAY 5, 2005

                             YOUR VOTE IS IMPORTANT!
                       You can vote in one of three ways:

1. Call toll free 1-866-287-9812 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

2. Via the Internet at https://www.proxyvotenow.com/knbt and follow the instructions.

                                       or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                 PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                             Voting Instruction Card
                               KNBT Bancorp, Inc.

                                                Please mark
                                                as indicated in this example |X|

1. THE ELECTION as directors of all nominees listed (except as marked to the contrary below):

             [ ]   FOR           [ ]   WITHHOLD ALL     [ ]      FOR ALL EXCEPT

Nominees for three-year term expiring in 2008:       (01) Scott V. Fainor,
----------------------------------------------       (02) Jeffrey P. Feather and
                                                     (03) Charles J. Peischl

Instruction: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee('s) name in the space provided below.

----------------------------


2. PROPOSAL TO RATIFY THE APPOINTMENT by the Audit Committee of the Board of Directors of Grant Thornton LLP as KNBT Bancorp's independent auditors for the fiscal year ending December 31, 2005.

             [ ]    FOR          [ ]     AGAINST        [ ]       ABSTAIN


3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

KNBT Bancorp's Board of Directors recommends that you vote FOR the Board's nominees for director and FOR Proposal 2. Such votes are hereby solicited by KNBT Bancorp's Board of Directors.

Mark here for address change and note change            [ ]
                                                           ---------------------
                                                           ---------------------
                                                           ---------------------

Please sign this voting instruction card exactly as your name(s) appear(s) on this card. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.


Please be sure to date and sign this instruction card in the box below.
                                               -----------------------------
                                               Date
                                               -----------------------------

        -------------------------              -----------------------------
         Stockholder sign above                Co-holder (if any) sign above


 **IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET,**
                       PLEASE READ THE INSTRUCTIONS BELOW

--------------------------------------------------------------------------------

                 FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

                            PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.       By Mail (traditional method); or
2.       By Telephone (using a Touch-Tone Phone); or
3.       By Internet

Your telephone or Internet vote authorizes the trustee of the ESOP to vote your shares in the same manner as if you marked, signed, dated and returned your voting instruction card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 A.M., April 28, 2005. If you are voting by mail, your vote must be received by April 28, 2005.


Vote by Telephone                                           Vote by Internet
Call Toll-Free on a Touch-Tone Phone Anytime                Anytime prior to 3:00 A.M., April 28, 2005 go to
prior to 3:00 A.M., April 28, 2005: 1-866-287-9812          https://www.proxyvotenow.com/knbt

-------------------------------------------------------     ----------------------------------------------------------


              IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION
                CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

               PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY
            TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.



                            Your vote is important!  ----------------------

KNBT Bancorp, Inc.

[GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                                                  90 Highland Avenue
                                                  Bethlehem, Pennsylvania 18017






                                                        April 1, 2005


To:      Participants in the KNBT Bancorp, Inc.
         2004 Recognition and Retention Plan

         As described in the attached materials, your voting instructions are being solicited in connection with the proposals to be considered at KNBT Bancorp, Inc.'s upcoming Annual Meeting of Stockholders to be held on May 5, 2005. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of KNBT Bancorp, Inc., granted to you under the 2004 Recognition and Retention Plan, will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Stockholders, a voting instruction card, which will permit you to vote the shares granted to you and a return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Recognition Plan by marking, dating, signing and returning the enclosed voting instruction card to Michele A. Linsky, Corporate Secretary, in the accompanying envelope.

         We urge each of you to vote, as a means of participating in the governance of the affairs of KNBT Bancorp, Inc. If your voting instructions for the Recognition Plan are not received, the shares awarded to you pursuant to the plan will be voted by the Trustees of the Recognition Plan as directed by the Plan Administrators in their discretion. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

         Please note that the enclosed material relates only to those shares which have been granted to you under the Recognition Plan. You may receive other voting material for those shares owned by you individually or through other plans.

                                          Sincerely,

                                          /s/ Scott V. Fainor

                                          Scott V. Fainor
                                          President and Chief Executive Officer

|X|  Please Mark Votes
    As In This Example

                            VOTING INSTRUCTION BALLOT
                               KNBT BANCORP, INC.

                                       RRP

  THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                               KNBT BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 5, 2005
                        9:00 a.m., Eastern Daylight Time

         The undersigned hereby instructs the Trustees of the 2004 Recognition and Retention Plan of KNBT Bancorp, Inc. to vote, as designated below, all the shares of common stock granted pursuant to the Recognition Plan to the undersigned and held in the Recognition Plan Trust as of March 18, 2005 at the Annual Meeting of Stockholders to be held in the Franklin Room at the Holiday Inn Bethlehem located at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, May 5, 2005, at 9:00 a.m., Eastern Daylight Time, or at any adjournment thereof.

1. THE ELECTION as directors of all nominees listed (except as marked to the contrary below):

             [ ]   FOR           [ ]   WITHHOLD ALL     [ ]      FOR ALL EXCEPT

Nominees for three-year term expiring in 2008: Scott V. Fainor, Jeffrey P. Feather and Charles J. Peischl

----------------------------------------------

Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

----------------------------


2. PROPOSAL TO RATIFY THE APPOINTMENT by the Audit Committee of the Board of Directors of Grant Thornton LLP as KNBT Bancorp's independent auditors for the fiscal year ending December 31, 2005.

             [ ]    FOR          [ ]     AGAINST        [ ]       ABSTAIN

3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

         KNBT Bancorp's Board of Directors recommends that you vote FOR the Board's nominees for director and FOR Proposal 2. Such votes are hereby solicited by KNBT Bancorp's Board of Directors.

Please be sure to date and sign this instruction card in the box below.

                                               -----------------------------
                                               Date
                                               -----------------------------

        -------------------------              -----------------------------
         Stockholder sign above                Co-holder (if any) sign above


--------------------------------------------------------------------------------
    Detach above card mark, sign, date and return using the enclosed envelope


                               KNBT BANCORP, INC.



Please sign this voting instruction card exactly as your name(s) appear(s) on this card. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CARD IN THE ENVELOPE PROVIDED.

-------------------------

-------------------------

-------------------------